As filed with the Securities and Exchange Commission on July 30, 2019
Registration No. 333-221549

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3 REGISTRATION STATEMENT NO. 333-221549

UNDER THE SECURITIES ACT OF 1933
_____________________________________________
ANDEAVOR LOGISTICS LP*
TESORO LOGISTICS FINANCE CORP.
(Exact name of registrant as specified in its charter)
_____________________________________________

Delaware	001-35143	27-4151603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 E. Hardin Street Findlay, Ohio	45840
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(419) 421-2414
(Former name or former address, if changed since last report.)
_______________________
Molly R. Benson
Vice President, Chief Securities, Governance & Compliance Officer and Corporate Secretary
539 South Main Street
Findlay, Ohio 45840-3229 78259
419-422-2121
(Name, address, and telephone number, including area code, of agent for service)

_______________________

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of unsold securities.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

* Certain subsidiaries of Andeavor Logistics LP are also registrants and are identified on the following page.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
Green River Processing, LLC	Delaware	46-4995184
Andeavor Field Services LLC	Delaware	47-1671046
Andeavor Midstream Partners GP LLC	Delaware	46-2636925
Andeavor Midstream Partners LP	Delaware	80-0918184
Andeavor Midstream Partners Operating LLC	Delaware	46-2648015
Andeavor Gathering I LLC	Delaware	46-3283494
Rendezvous Pipeline Company, LLC	Colorado	80-0918184
Tesoro Alaska Pipeline Company LLC	Delaware	74-1839523
Tesoro Alaska Terminals LLC	Delaware	81-1894342
Tesoro High Plains Pipeline Company LLC	Delaware	27-4152862
Tesoro Logistics Northwest Pipeline LLC	Delaware	80-0873558
Tesoro Logistics Operations LLC	Delaware	27-4151836
Tesoro Logistics Pipelines LLC	Delaware	61-1698909
Tesoro Socal Pipeline Company LLC	Delaware	35-2461308
Western Refining Logistics, LP	Delaware	46-3205923
Western Refining Pipeline, LLC	New Mexico	85-0467397
Western Refining Wholesale, LLC	Delaware	86-0109486
Western Refining Terminals, LLC	Delaware	86-0784398
WNRL Finance Corp.	Delaware	47-2976324
WNRL Energy GP, LLC	Delaware	36-4794798
WNRL Energy, LLC	Delaware	47-2043380
Western Refining Product Transport, LLC	Delaware	47-1803177

The address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices is 200 E. Hardin Street, Findlay, Ohio, 45840, (419) 421-2414.

EXPLANATORY NOTE – DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Form S-3 Registration Statement No. 333-221549 (the "Registration Statement"), originally filed with the Securities and Exchange Commission on November 14, 2017, is being filed to deregister securities that were registered but unsold under the Registration Statement, if any.

On July 30, 2019, pursuant to the terms of the Agreement and Plan of Merger, dated as of May 7, 2019, by and among Andeavor Logistics LP, a Delaware limited partnership ("ANDX"), Tesoro Logistics GP, LLC, a Delaware limited liability company and the then general partner of ANDX, MPLX LP, a Delaware limited partnership (“MPLX”), MPLX GP LLC, a Delaware limited liability company and the general partner of MPLX, and MPLX MAX LLC, a Delaware limited liability company and wholly owned subsidiary of MPLX (“Merger Sub”), Merger Sub merged with and into ANDX with ANDX surviving the merger as a wholly owned subsidiary of MPLX (the “Merger”).

As a result of the Merger, any offerings of ANDX securities pursuant to the Registration Statement have been terminated. This Post-Effective Amendment No. 1 to the Registration Statement is being filed to terminate the effectiveness of the Registration Statement and remove from registration any and all securities previously registered but unsold under the Registration Statement as of the effective time of the Merger. In accordance with undertakings made by the registrants in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement that remain unsold at the termination of the offering, the registrants hereby remove from registration the securities registered but unsold under the Registration Statement, if any.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each registrant certifies that it has duly caused this Post-Effective Amendment No. 1 to the Registration Statement be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Findlay, in the State of Ohio, on July 30, 2019. No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.

Andeavor Logistics LP
By:	Andeavor Logistics GP LLC
Its general partner

By:	/s/ MOLLY R. BENSON
Molly R. Benson
Vice President, Chief Securities, Governance & Compliance Officer and Corporate Secretary

Tesoro Logistics Finance Corp.
Green River Processing, LLC
Andeavor Field Services LLC
Andeavor Midstream Partners GP LLC
Andeavor Midstream Partners LP
By:	Andeavor Midstream Partners GP LLC
Its general partner
Andeavor Midstream Partners Operating LLC
Andeavor Gathering I LLC
Rendezvous Pipeline Company, LLC
Tesoro Alaska Pipeline Company LLC
Tesoro Alaska Terminals LLC
Tesoro High Plains Pipeline Company LLC
Tesoro Logistics Northwest Pipeline LLC
Tesoro Logistics Operations LLC
Tesoro Logistics Pipelines LLC
Tesoro Socal Pipeline Company LLC
Western Refining Logistics, LP
By:	Western Refining Logistics GP, LLC
Its general partner
Western Refining Pipeline, LLC
Western Refining Wholesale, LLC
Western Refining Terminals, LLC
WNRL Finance Corp.
WNRL Energy GP, LLC
WNRL Energy, LLC
Western Refining Product Transport, LLC

By:	/s/ MOLLY R. BENSON
Molly R. Benson
Vice President and Secretary